LOAN AND SECURITY AGREEMENT

     LOAN AND SECURITY AGREEMENT, dated July 10, 2000 by and between WAINWRIGHT BANK & TRUST COMPANY, a Massachusetts banking corporation with a place of business at 63 Franklin Street, Boston, Massachusetts 02110 (the "Bank"), and Simione Central Holdings, Inc., a Delaware corporation, Simione Central
National, LLC, a Georgia limited liability company, and Simione Central Consulting, Inc., a Georgia corporation, each with its principal place of business at 6600 Powers Ferry Road, Atlanta, Georgia 30339 (collectively hereinafter referred to as the "Borrower").

                              W I T N E S S E T H:

     Background. The Borrower has requested that Bank extend to the Borrower a line of credit loan in the maximum principal amount of Six Million and 00/100 Dollars ($6,000,000.00) which the Bank is willing to do on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises herein contained, and each party intending to be legally bound hereby, the parties agree as follows:

     l.   DEFINITIONS

     When used herein, the terms set forth below shall be defined as follows:

     1.1 "Advance(s)" means all amounts loaned to the Borrower under Section 2.1 hereof.

     1.2. "Affiliate" means any shareholder or any Subsidiary of the Borrower and any entity or corporation controlled by the Borrower, any Subsidiary of Borrower or any shareholder of the Borrower. For purposes of this definition, "control" shall include the ownership of more than 10% of the outstanding stock of a corporation or of the equity or income of a partnership or joint venture.

     1.3. "Agreement" is this Loan and Security Agreement, as the same may be amended from time to time.

     1.4. "Bank's Address" is 63 Franklin Street,  Boston,  Massachusetts 02110,
Attention: Michael F. Lindberg, Senior Vice President.

     1.5.  "Borrower's  Address" is 6600 Powers  Ferry  Road,  Atlanta,  Georgia
30339.

     1.6. "Borrowing Limit" means an amount equal to Six Million and 00/100 Dollars ($6,000,000.00).

     1.7. "Business Day" means each and every day other than Saturdays, Sundays and days on which the Bank is closed by virtue of a national holiday or a holiday in the Commonwealth of Massachusetts.

     1.8.  "Collateral"  means all that  property of the  Borrower  described in
Section 5.1 of this Agreement.

     1.9. "Equipment" means all furniture, fixtures, goods, equipment, machinery (as defined in Section 9-109(2) of the Uniform Commercial Code), all documents of title, and, in general, all tangible personal property, goods and chattels of the Borrower of every kind and description, including, without limitation, all


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telephone and other communications equipment,  photoduplicating and photocopying equipment, computer equipment and motor vehicles of every description, including automobiles, trucks and airplanes, wherever located, now owned or hereafter acquired by the Borrower, together with any and all accessions thereto and all substitutions and replacements thereof and parts therefor, all proceeds thereof in whatever form received, whether cash or non-cash proceeds.

     1.10.  "Event of Default"  means each and every event  specified in Section
9.1 of this Agreement.

     1.11. "Fiscal Year" means the year ending December 31st.

     1.12. "Guarantor" means Mestek, Inc., a Pennsylvania corporation.

     1.13. "Guaranty Agreement" means the agreements dated the date hereof by which the Guarantor has guaranteed the Obligations.

     1.14. "Indebtedness" means, as to the Borrower, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, without limitation the following (but excluding accounts payable and trade payables incurred in the ordinary course of business):

          (a) All indebtedness guaranteed, directly or indirectly, in any manner or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

          (b) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the Borrower to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the Borrower;

          (c) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed;

          (d) All indebtedness incurred as the lessee under capital lease obligations required to be capitalized on the balance sheet of such lessee; and

          (e) All indebtedness of any partnership or joint venture in which the Borrower or any of its Subsidiaries is a general partner or joint venturer.

     1.15. "Inventory" means all inventory (as defined in Section 9-109(4) of the Uniform Commercial Code), goods, merchandise and other personal property, wherever located, now owned or hereafter acquired by the Borrower which are held for sale or lease, or furnished or to be furnished under any contract of service or are raw materials, work in process, supplies or materials used or consumed in


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the  Borrower's  business,  and all  products  thereof,  and all  substitutions, replacements, additions or accessions thereto, all cash or non-cash proceeds of all the foregoing including insurance proceeds.

     1.16. Intentionally Omitted.

     1.17. "Laws" means all applicable ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

     1.18. "Line of Credit Loan(s)" means the line of credit extended by the Bank to the Borrower under Article 2 hereof.

     1.19. "Line of Credit Note" means the promissory note of the Borrower dated the date hereof payable to the order of the Bank in the maximum principal amount of $6,000,000.00, in the form of Exhibit 1.19 hereto.

     1.20. "Loan Account" means the account of the Borrower on the books of the Bank in connection with Article 2 hereof in which the Bank shall record all Advances, interest charges, expenses and other items chargeable to the Borrower pursuant to this Agreement and any other document or instrument to be delivered hereunder or as a supplement hereto; payments made on such Advances by the Borrower; and other appropriate debits and credits as provided herein.

     1.21. "Loan" means the Line of Credit Loan.

     1.22. "Note" means the Line of Credit Note.

     1.23. "Obligations" means any and all Indebtedness, obligations and liabilities of the Borrower to the Bank of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, the loans under this Agreement and the Line of Credit Note; all indebtedness, liabilities or obligations owing from the Borrower to others which the Bank may have obtained by purchase, negotiation, discount, assignment or otherwise; and all interest, taxes, fees, charges, expenses and attorneys' fees chargeable to the Borrower or incurred by the Bank hereunder or any other document or instrument delivered hereunder or as a supplement hereto.

     1.24. "Other Liable Party" means any other person, corporation or entity now or hereafter liable, absolutely or contingently for the whole or any part of the Borrower's Obligations under this Agreement or the Line of Credit Note.

     1.25. "Permitted Liens" means, so long as execution thereon has been stayed:


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          (a) Liens for taxes, assessments,  or similar charges, incurred in the ordinary course of business, which either are not yet due or are being contested in good faith by appropriate proceedings, and as to which the Borrower shall have set aside adequate reserves;

          (b) Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

          (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

          (d) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower or any Subsidiary in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

          (e) Liens in favor of the Bank (it being understood that any liens in favor of Silicon Valley Bank are being terminated pursuant to the closing of the transactions contemplated by this Agreement);

          (f) Liens in favor of John E. Reed, which by the terms and conditions of the Subordination Agreement (defined herein), shall be subordinated to the liens in favor of the Bank; and

          (g) Liens in favor of equipment lessors set forth on Exhibit 1.25.

     1.26. Intentionally Omitted.

     1.27. "Prime Rate" means the fluctuating prime rate of interest established by the Bank from time to time whether or not such rate shall be otherwise published.

     1.28. "Receivable(s)" means all now owned and hereafter acquired, present and future accounts (within the meaning of Section 9-106 of the Uniform Commercial Code), including all guaranties and security therefor and all rights and interest of the Borrower in any goods which gave rise thereto or are described therein or are represented thereby; all federal, state and local tax refunds and/or abatements to which the Borrower is or may from time to time become entitled, no matter how or when arising, including but not limited to, any loss carryback refunds; any other obligations or indebtedness owed to the Borrower from whatever source arising and all rights of the Borrower to receive any payments in money or kind; and all records, documents and instruments evidencing or relating to any of the foregoing.

     1.29. Intentionally Omitted.

     1.30. Intentionally Omitted.

     1.31.   "Subordinated   Debt"  means  Indebtedness  of  Borrower  which  is
subordinated  to  all   Obligations,   in  accordance  with  the  terms  of  the
Subordination  Agreements.



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     1.32.  "Subordination  Agreements" means (i) the  Subordination  Agreement, dated the date hereof, among Bank, Borrower and John E. Reed ("Reed"), whereby the certain obligations of the Borrower to Reed have been subordinated to the Obligations and (ii) the Subordination Agreement in form reasonably satisfactory to the Bank delivered to the Bank within sixty (60) days from the date hereof whereby the certain obligations of the Borrower to Barrett C. O'Donnell ("O'Donnell") have been subordinated to the Obligations.

     1.33. "Subsidiary" means any corporation of which more than fifty (50%) percent of the outstanding voting securities shall, at the time of determination, be owned by the Borrower directly or indirectly through one or more Subsidiaries.

          To the extent not defined in this Section l, unless the context otherwise requires, accounting and financial terms used in this Agreement shall have the meanings attributed to them by generally accepted accounting principles and practices, and all other terms contained in this Agreement shall have the meanings attributed to them by Article 9 of the Uniform Commercial Code in force in the Commonwealth of Massachusetts, as of the date hereof to the extent the same are used or defined therein.

     2. LINE OF CREDIT

     2.1 Advances. With respect to all Advances under the Line of Credit Loan, the Borrower shall give an authorized commercial loan officer of the Bank written notice deliverable by telecopier of each Advance it requests hereunder at least one (1) Business Day prior to the date on which it desires the funds, specifying the amount (which amount shall be in even multiples of $10,000.00 and up to a maximum of the Borrowing Limit in aggregate principal amount at any time outstanding) and date of such proposed Advance, and the Bank shall be authorized to make Advances hereunder upon such instructions from the Chief Executive Officer, Chief Financial Officer, or President of Borrower. The Bank shall make the Advance by crediting the amount thereof on the date requested in immediately available funds to any of the regular deposit accounts of the Borrower with the Bank or in such other manner as the Borrower shall request in writing.

     2.2 Interest. Interest on the principal balance of Advances from time to time outstanding hereunder shall be calculated with respect to each Advance made to the Borrower by the Bank at an annual rate equal to the Prime Rate as in effect on each day (the "Line of Credit Loan Rate") and such interest will be due and payable to the Bank on the first Business Day of each month after the date hereof in accordance with Section 2.4 hereof. Unless waived by the Bank, any amount of principal (and interest to the extent permitted by law) which is not paid within fifteen (15) days after the same becomes due shall, to the extent permitted by law, be subject to a late charge of five percent (5.00%) of the monthly payment. The unpaid principal balance shall bear interest after maturity (including any accelerated maturity date) at a rate equal to five percent (5.00%) in excess of the Line of Credit Loan Rate as in effect on each day. Interest hereunder shall be computed daily by multiplying the product of the principal balance outstanding hereunder and the interest rate in effect for the period in question by a fraction, the numerator of which is the number of days during such period and the denominator of which is 360.

     2.3. Line of Credit Note. The obligation of Borrower to repay all Advances made by the Bank under the Line of Credit Note pursuant to this Agreement shall, except for any amounts in excess of the Borrowing Limit, be evidenced by the


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Line of Credit Note of Borrower in the maximum principal amount of $6,000,000.00
payable  to  the  order  of  the  Bank   including  all  renewals,   extensions,
modifications, consolidations and amendments thereto in substantially the form of Exhibit 1.19.

     The Line of Credit Note shall evidence the obligations of Borrower to pay the Advances owed to the Bank from time to time evidenced by the Loan Account plus interest thereon as set forth in Section 2.2 hereof. Prior to any transfer of the Line of Credit Note, the Bank shall make a notation thereon of the amount of principal outstanding thereunder and the date to which interest has been paid. The Borrower may from time to time borrow, repay without penalty and reborrow, subject to the terms and conditions hereof, all amounts borrowed hereunder as evidenced by the Line of Credit Note.

     2.4 Payments. (a) The Bank will maintain a Loan Account (which account shall be established in conformity with the Bank's usual and customary practices) showing the date and amount of each Advance under the Line of Credit Loan, as well as the date and amount of each payment of principal and interest by the Borrower with respect thereto. Prior to the end of each month, the Bank will render to the Borrower a statement of the Borrower's Loan Account with the Bank hereunder, which shall constitute an account stated, showing the debits, if any, and credits to the Loan Account and the balance in the Loan Account. The Borrower agrees to promptly review each such statement and notify the Bank in writing of any discrepancy contained therein. The statement will also show the interest payment due on the next payment date, calculated by assuming that the applicable rate will not change through the end of such month.

          (b) Absent an earlier demand as a result of the acceleration of the Obligations pursuant to Section 9.2 hereof, on the first Business Day of each month, the Bank shall debit one or more of the regular deposit accounts of the Borrower with the Bank in an aggregate amount equal to the amount of interest payable on such date as shown on the statement prepared by the Bank and delivered to the Borrower. In the event that the aggregate amount of all funds in such accounts of the Borrower is insufficient to pay the amount of such interest, the Bank will notify Borrower of such deficiency after which the Borrower will forthwith pay to the Bank in immediately available funds the amount of the deficiency.

          (c) In the event that amounts outstanding under the Line of Credit Loan shall exceed the Borrowing Limit, the Borrower shall be obligated to pay to the Bank the difference between the Borrowing Limit and such outstanding amount. The Bank shall have the right to debit one or more of the regular deposit accounts of the Borrower with the Bank in an aggregate amount equal to such difference. In the event that the aggregate amount of all funds in such accounts of the Borrower is insufficient to pay the amount of such difference, the Borrower will forthwith pay to the Bank in immediately available funds the amount of the deficiency.

          (d) All payments and/or proceeds of Collateral received by the Bank shall be applied first to the payment of interest, fees, expenses and other charges then due and unpaid (in such order as the Bank may determine) and the balance, if any, to the unpaid principal of the Line of Credit Loan. The
Borrower hereby authorizes the Bank to charge to the Loan Account or to any deposit account maintained by the Borrower with the Bank (i) any taxes (other than regular income taxes) and filing fees and expenses incurred by the Bank in connection with the transactions contemplated by this Agreement, (ii) accrued interest payable under Section 2.2 hereof, (iii) reasonable attorneys' fees and



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expenses under Section 11.9 hereof,  which are properly payable  hereunder,  and
(iv) any amount necessary to reduce the Loan Account to the Borrowing Limit.

          (e) The Borrower may at any time or from time to time prepay, without premium or penalty, all or any part of the outstanding principal amount of the Line of Credit Loan evidenced by the Loan Account. The principal amount of the Line of Credit Loan evidenced by the Loan Account prepaid pursuant to the provisions of this Section 2.4(e) may be reborrowed from time to time by the Borrower, subject to the terms and conditions hereof.

     2.5. Termination. The termination date (the "Termination Date") of this Line of Credit facility shall be the earliest of (i) the date on which the Obligations have been accelerated, at the Bank's option, pursuant to Section 9.2 hereof, or (ii) July 10, 2001, unless the Bank shall, in its sole discretion, extend the term during which the Borrower may request and receive Advances by notice mailed by registered or certified or first class mail to the address of the Borrower as specified herein, in which event Borrower's right to request and receive Advances shall so terminate on the date as extended, unless further extended as herein provided, which said written extensions and terminations may continue in like fashion as herein provided. The Borrower shall have the right to terminate the financing arrangements hereunder at any time upon thirty (30) days prior written notice to the Bank. On the Termination Date, all Advances and other sums charged or to be charged to the Loan Account shall become immediately due and payable without notice or demand. Notwithstanding termination, until all Obligations have been fully satisfied, the Bank shall retain its security interest in all then existing and thereafter arising Collateral, and except for those specific covenants and conditions dealing with the making of Advances, all terms and conditions of this Agreement shall remain in full force and effect.

     2.6. Facility Fee. Upon execution of this Agreement, Borrower shall pay to the Bank a facility fee of $30,000.00 representing one half of one percent (.50%) of the total aggregate amount available under the Line of Credit Loan.

     2.7. Intentionally Omitted.

     3. [RESERVED]

     4. CONDITIONS.

     4.1. Conditions. The Bank's obligations to make the Line of Credit Loan, the initial Advance and each subsequent Advance shall be conditioned upon the following:

          (a) Representations and Warranties. All of the representations and warranties of the Borrower set forth in Section 6 hereof shall be true and correct as of the date hereof and on the date of each Advance (except where expressly indicated to be as of the date hereof); no Event of Default shall have occurred and be continuing; and no event shall have occurred and be continuing which with notice or lapse of time or both would be an Event of Default;

          (b) Initial Advance. As a condition to the Initial Advance: (i) the Borrower shall have duly executed or caused to have been duly executed and delivered to the Bank, all in form satisfactory to the Bank and the Bank's


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counsel,  this Agreement;  the Line of Credit Note; the Guaranty Agreement;  the
Subordination Agreement of Reed (it being understood and agreed that the Subordination Agreement of O'Donnell shall be delivered within thirty (30) days from the date hereof); all requested proof of corporate action and officers' authority; the opinion of the Borrower's and Guarantor's counsel in the form and substance satisfactory to the Bank and the Bank's counsel; certificates of good standing and authority, consents and/or agreements of third parties, and financial statements and schedules as the Bank has requested under its commitment letter to the Borrower or may otherwise reasonably require; and

          (c) No Material Adverse Change. There shall have been no material adverse change in the Borrower's or the Guarantor's financial condition or financial or business prospects from those represented in any financial statement or other information submitted to the Bank or upon which the Bank has relied.

          (d) Subsequent Advances. As a condition to each subsequent Advance, the Borrower shall have delivered to the Bank a certificate executed by the Borrower's Chief Executive Officer, Chief Financial Officer or President that there has not occurred any Event of Default hereunder or any event, which with the giving of notice or lapse of time, would be an Event of Default hereunder.

     4.2. Borrower's Confirmation. The Borrower's request to the Bank for any Advance shall be deemed to be a representation and warranty to the Bank that the conditions specified in Section 4.1 for such Advance have been satisfied.


     5. SECURITY

     5.1. Grant of Security. The Borrower hereby grants, pledges, assigns and transfers to the Bank, to secure the payment and performance of the Obligations, a continuing and first security interest in and lien on all of the following described properties, assets and rights of the Borrower (hereinafter sometimes called, collectively, the "Collateral"):

          (a) all of the properties, assets, business and goodwill of the Borrower of every kind and nature whatsoever, tangible or intangible, personal or mixed, whether now owned or hereafter acquired or arising at any time or from time to time hereafter, wherever located, whether in the possession of the Borrower or in transit or in the possession of any other person or entity, and all rights, title and interests of the Borrower of every kind and nature whatsoever in and to the foregoing, and including, without limiting the generality of the foregoing provisions of this clause (a), all of the properties and assets of the Borrower identified and described below in clauses (b) through
(i) of this Section 5.1;

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

          (b) all Equipment, Inventory and Receivables of the Borrower;

          (c) all claims, demands, judgments, rights, choses in action, equities, credits, bank accounts, cash on hand and in banks, instruments, documents, chattel paper, securities, bonds, shares of capital stock and other securities of every description, investments, all insurance policies, including the cash surrender value thereof and all proceeds, premium rebates and refunds thereof;

          (d) all contract rights of every kind and nature whatsoever, and all claims, indemnities, rights, remedies, powers and privileges of the Borrower in, to and under all contracts or agreements among the Borrower and any other parties, whether now existing or hereafter created, made or entered into by the Borrower;

          (e) all deeds, leases, contracts and agreements for the use, sale or assignment of property, whether tangible or intangible, leaseholds, mortgages, assignments, options and licenses of every kind and description, and all documents and instruments of title relating to or in any way connected with the property of the Borrower, whether tangible or intangible;

          (f) to the extent permitted by law, all licenses and authorizations of the Borrower relating to the operation of the Borrower's business and/or the Collateral and all renewals, extensions and proceeds thereof;

          (g) all general intangibles within the meaning of the Uniform Commercial Code and to the extent not included therein all files, books, records and other writings, including, without limitation, all records and books of account, all corporate minute books and all stock ledgers, and also including, without limitation, all computer programs and tapes and all electronic data processing software and all other computer software, and all information of every description recorded or contained or stored in any of the bureaus, all service bureau service contracts, all computer data and all concepts and ideas on which said data is based, all developmental ideas and concepts, all papers, drawings, blueprints, sketches and documents relating to any of the foregoing and/or relating to the operation of the Borrower's business and/or the Collateral; all franchises, product lines and research and development, goodwill, royalties, all data bases, supplies and customer lists, all trade secrets, patents, trademarks, copyrights and servicemarks and all applications for and licenses, rights and interests to or under or in respect of any patents, trademarks, servicemarks or copyrights; all of the Borrower's trade names or business names;

          (h) all records and documents identifying the accounts of customers or suppliers, and all rights of every description (i) to information on, (ii) to the use of, and (iii) to solicitation with respect to, accounts of customers or suppliers; and

          (i) all of the income, products and proceeds of, and all additions, substitutions and accessions to, all of the properties and assets of the Borrower identified and described in the foregoing clauses (a) through (h) of this Section 5.1; in each and every case whether now owned or hereafter acquired by the Borrower and howsoever its interests may arise or appear.

     5.2. Guaranty Agreement. To secure the payment and performance of the Obligations, including, without limitation, the obligations of the Borrower under this Agreement, the Guarantor has concurrently executed and delivered the Guaranty Agreement.

     5.3. Continuing Security Interest. The Borrower expressly intends and confirms that the security interest granted herein remain as security for payment and performance of the Obligations, whether now existing or which may hereinafter be incurred by future Advances, or otherwise; and whether or not any such Obligation is related to the transaction described in this Agreement, by class or kind, or whether or not contemplated by the parties at the time of the granting of this security interest. The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any such Obligations, nor otherwise identify it as being secured hereby. Any such Obligation shall be deemed to have been made pursuant to Section 9-204(3) of the Uniform Commercial Code. The security interest granted hereunder is granted as security only and shall not subject the Bank to, or transfer or in any way affect or modify, any obligation or liability of the Borrower under any of the Collateral or any transaction which gave rise thereto. This Agreement and the security interest are in addition to and not in substitution for any other security or rights now or hereafter held by the Bank.

     6. REPRESENTATIONS AND WARRANTIES

     As a material inducement to the Bank to make loan to the Borrower hereunder, the Borrower represents and warrants to the Bank, and such representations and warranties shall be continuing representations and warranties during the term of this Agreement and for so long thereafter as any Obligation shall remain outstanding (except where expressly indicated to be as of the date hereof), as follows:

     6.1 Corporation. Simione Central Holdings, Inc. is a corporation duly organized, validly existing, and in corporate good standing under the Laws of the State of Delaware; each of Simione Central Consulting, Inc. and Simione Central National, LLC is duly organized, validly existing and in good standing under the Laws of the State of Georgia; the Borrower has the lawful power to own its properties and to engage in the business it conducts; and the Borrower is duly qualified and in good standing as a foreign corporation in all jurisdictions whereby the business transacted by it or property owned by it requires it to be qualified; Simione Central Holdings, Inc. has no Subsidiaries, except as listed on Exhibit 6.1; the Borrower has no place of business other than at the Borrower's Address, or except as listed on Exhibit 6.1; all Inventory and all records pertaining to Receivables and Inventory are and shall be at the Borrower's Address; the Borrower uses no trade names except as listed on Exhibit 6.1 attached hereto; and the Borrower has not changed its name, done business under any assumed or trade name or style other than its corporate name, been the surviving corporation in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof, except as indicated in Exhibit 6.1 hereto.

     6.2 No Default. The Borrower and its Subsidiaries are not in default with respect to any of their existing Indebtedness; and the making and performance of this Agreement, the Line of Credit Note, and all other agreements and instruments delivered pursuant to this Agreement will not (immediately, with lapse of time, the giving of notice, or both):

          (a) Violate the charter or by-law provisions of the Borrower or its Subsidiaries, or violate any Laws or result in a default under any contract, agreement, or instrument to which the Borrower or its Subsidiaries are parties or by which the Borrower or its Subsidiaries or their property are bound; or

          (b) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower, except in favor of the Bank.

     6.3. Authority. The Borrower has the power and authority to enter into and perform this Agreement, the Line of Credit Note, and all other agreements and instruments delivered pursuant to this Agreement, and to incur the obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Line of Credit Note, and all such other agreements and instruments executed in connection therewith.

     6.4. Binding Obligations. This Agreement, the Line of Credit Note, and all other agreements and instruments delivered pursuant to this Agreement constitute the valid and legally binding obligations of the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as limited by applicable bankruptcy or insolvency laws and general principles of equity.

     6.5. Litigation. There is no pending order, notice, claim, litigation, proceedings or investigation against or affecting the Borrower and its Subsidiaries, whether or not covered by insurance, that would involve the payment of $75,000.00 or more if adversely determined.

     6.6. Liens. The Borrower and its Subsidiaries have good and marketable title to all of their assets, subject to no security interest, encumbrance or lien, or claim of any third person, except for liens which are being terminated pursuant to this Agreement and Permitted Liens.

     6.7. Indebtedness. Except as set forth in Exhibit 6.7 attached hereto, the Borrower and its Subsidiaries have no material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent as disclosed in or permitted by this Agreement; the Borrower does not know and has no reasonable ground to know of any basis for the assertion against it or any of its Subsidiaries of any material Indebtedness of any nature not so disclosed in or permitted by this Agreement.

     6.8. Taxes. The Borrower and its Subsidiaries have filed all federal, state and local tax returns and other reports the Borrower and its Subsidiaries are required by applicable Laws to file prior to the date hereof and which are material to the conduct of their respective businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; and the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books or the books of its Subsidiaries.

     6.9.  Compliance.  The Borrower and its  Subsidiaries  have complied in all material respects with all applicable Laws with respect to: (i) any restrictions, specifications, or other requirements pertaining to products that the Borrower or its Subsidiaries produces or sells or to the services each performs; (ii) the conduct of the business of the Borrower and its Subsidiaries including all applicable local, state and Federal Laws pertaining to environmental protection and the storage and disposal of hazardous wastes; and
(iii) the use, maintenance, and operation of the real and personal properties owned or leased by the Borrower or its Subsidiaries in the conduct of their respective businesses. Each consent, approval or authorization of, or filing, registration or qualification with, any entity or authority which is required to be obtained or effected by the Borrower or its Subsidiaries in connection with the execution and delivery of this Agreement and or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected.

     6.10. Contracts. To the best of the Borrower's knowledge, (i) all parties to all material leases, contracts and other commitments to which the Borrower is a party have complied in all material respects with the provisions of such material leases, contracts and other commitments; (ii) no party is in default under any of the provisions of such material leases, contracts and other commitments and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default; and (iii) the Borrower is not a party to any agreement or subject to any charter or corporate restrictions which materially and adversely affects its business, property, assets or operations.

     6.11. ERISA. All Employee Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of the Borrower meet the minimum funding standards of Section 302 of ERISA to the extent applicable, and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any such Plan.

     6.12. Patents and Franchises. The Borrower and each of its Subsidiaries owns or has a valid right to use the patents, patent rights or licenses, trademarks, trademark applications, trademark rights and trade names or trade name rights or franchises now being used or necessary to conduct its business, and the conduct of its business as now operated does not conflict with valid patents, patent rights or licenses, trademarks, trade name rights or franchises of others in any manner that could materially adversely affect in any manner the business or assets or condition, financial or otherwise, of the Borrower.

     6.13. Hazardous Waste. No oil, asbestos, hazardous waste or other hazardous materials are or to the best of the Borrower's knowledge have been present on any premises occupied by the Borrower, except in compliance with applicable Laws. The Borrower has received no notice of a violation of environmental law or regulation from the United States Environmental Protection Agency or any local agency having jurisdiction over environmental laws or hazardous substances with respect to the premises currently occupied by the Borrower and any of its Subsidiaries.

     6.14. Representations. No representation or warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

     6.15. Subsidiaries. Each Subsidiary of the Borrower, the jurisdiction in which each such Subsidiary is incorporated, the principal office of each such Subsidiary and the capital stock in each such Subsidiary owned by the Borrower are as set forth in Exhibit 6.15 hereto; each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and, except as set forth in Exhibit 6.15 hereto, those other jurisdictions where the conduct of its business or the operation of its properties requires qualification; and each Subsidiary has the corporate power and authority to own its properties and assets and to conduct its business as heretofore conducted.

     6.16. Financial Statements. The historical audited financial statements furnished to the Bank by the Borrower have been prepared in accordance with generally accepted accounting principles consistently applied and they fairly present in all material respects the financial position of Borrower as of the dates thereof and the results of operations of Borrower for the periods included therein; and, since the respective dates of the financial statements there has been no material adverse change in the financial condition of the Borrower and its Subsidiaries and there has been no transaction other than in the ordinary course of business of the Borrower and its Subsidiaries.

     6.17. Equipment. The Equipment is in the possession of the Borrower at the Borrower's Address or at the locations listed on Exhibit 6.1; none of the Equipment constitutes a fixture as such term is defined by applicable law, unless the Bank has received disclaimers and waivers necessary to make the security interest in the Equipment valid against the Borrower and other persons holding an interest in such real estate.

     6.18. Investment Company. The Borrower is not an "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     6.19. Year 2000 Compliance. The Borrower represents and warrants to the Bank (which representation and warranty shall survive the making of the Loan) that the Borrower has taken all necessary action to assess, evaluate and correct all of the hardware, software, embedded microchips and other processing capabilities is uses, directly or indirectly, to ensure that it will be able to function accurately and without interruption or ambiguity using date information from and after January 1,2000.

     7. NEGATIVE COVENANTS

     The Borrower agrees that during the term of this Agreement and so long thereafter as any Obligations remain outstanding, the Borrower will not without the prior written consent of the Bank:

     7.1. Changes. Make any fundamental change in its business activities or enter into any merger or consolidation or effect any reorganization or recapitalizations.

     7.2. Liens. Mortgage, pledge, grant or permit to exist a security interest in or lien or encumbrance upon any of its assets or property, real or personal, tangible or intangible, now owned or hereafter acquired, except Permitted Liens.

     7.3. Guarantees. Assume, indorse, guarantee or otherwise become liable for or upon the obligations of any person, partnership, corporation or other entity, other than endorsements of commercial paper for collection or deposit in the ordinary course of business and guaranties in favor of the Bank.

     7.4. Indebtedness. Incur, create, assume or permit to exist any Indebtedness or liability except: (i) Indebtedness to the Bank; (ii) now existing Indebtedness secured by Permitted Liens; and (iii) accounts payable and trade payables incurred in the ordinary course of business; (iv) subordinated debt on terms acceptable to the Bank; and (v) indebtedness existing on the date hereof and set forth on Exhibit 6.7.

     7.5. Capital Stock. Redeem, sell, purchase or retire any of the capital stock or equity securities of the Borrower, or declare or pay any dividends (other than stock dividends), or make any other payment or distribution upon any of the capital stock of the Borrower, except to former shareholders and noteholders of CareCentric Solutions, Inc.

     7.6. Loans. Make any investment in, or make any loan or advance to, any person, partnership or corporation, including officers, shareholders or directors of the Borrower, except for extensions of credit to its customers on commercially reasonable terms and conditions and in accordance with industry standards or loans to Borrower's employees from 401(k) employee benefit plan funds for which Borrower is deemed by law to be the lender.

     7.7. Investments. Purchase or otherwise invest in or hold securities, non-operating real estate or other nonoperating assets, except direct obligations of the United States of America or certificates of deposit or equivalent securities issued by the Bank.

     7.8. Disposition of Property. Enter into any sale leaseback transaction, or sell, lease, transfer or otherwise dispose of all or any Collateral, except sales of Inventory in the ordinary course of business and except for obsolete Equipment which is immediately replaced with new Equipment of equal or greater value.

     7.9. Margin Stock. Directly or indirectly use or apply all or any portion of the proceeds of any loans by the Bank to purchase or carry any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, as amended.

     7.10. Diversion of Business. Divert to any Affiliate any business or opportunity for business of a type normally conducted or capable of being conducted by the Borrower, unless for transactions in the ordinary course of business, upon fair and reasonable terms that are no less favorable to Borrower then would be obtained in an arms-length transaction with a non-Affiliate.

     7.11. Representations. Furnish the Bank any certificate or other document that contains any untrue statement of material fact or that omits any material fact necessary to make the statements contained in such certificate or other document not misleading in light of the circumstances under which it was furnished.

     7.12. Other Agreements. Enter into any other contract, agreement or transaction which materially and adversely affects the Borrower's business, property, assets, operations, condition (financial or otherwise), the Collateral (the consent to which shall not be unreasonably withheld by the Bank), or enter into any other contract, agreement or transaction which materially and adversely affects the Borrower's ability to repay the Obligations or perform its obligations under this Agreement.

     8. AFFIRMATIVE COVENANTS

     The Borrower hereby covenants and agrees with the Bank that it will, during the term of this Agreement and so long thereafter as any Obligations remain outstanding:

     8.1. Use of Loan Proceeds. The proceeds of the Loan will be used by the Borrower solely for general working capital purposes.

     8.2. Financial Statements. Furnish the Bank:

          (a) On a monthly basis, with internally prepared financial statements, including monthly accounts receivable aging reports;

          (b) Within ninety (90) days after the last day of each Fiscal Year of the Borrower, a financial statement, including a balance sheet, a related statement of income and liabilities, including contingent liabilities, a source and use of funds statement and a statement of changes in financial position of the Borrower and its Subsidiaries, if any, each prepared and audited in reasonable detail and in accordance with generally accepted accounting principles consistently applied, and audited by a certified public accountant acceptable to the Bank, and to be accompanied by a copy of any report rendered to management in connection with such report, by detailed schedules of expenses and income, and by a certification executed under the pains and penalties of perjury by the Borrower's Chief Financial Officer that, to the best of his knowledge, there had occurred no Event of Default or any event, which with the giving of notice or lapse of time, would be an Event of Default or, if the contrary had appeared from their examination, to state facts found by them (including without limitation any Reportable Event or Prohibited Transaction under ERISA affecting the Borrower or any employee benefit plan of the Borrower);

          (c) Within thirty (30) days of the due date, including any extensions timely filed, for all annual state and federal tax returns of the Borrower, a copy of such annual state and federal tax returns of the Borrower for such Fiscal Year; and

          (d) Promptly and in form reasonably satisfactory to the Bank, such other financial information as the Bank may reasonably request from time to time.

     8.3. Insurance. Maintain casualty insurance coverage on the physical assets of the Borrower and other insurance against other risks, including public liability and product liability insurance in such amounts and of such types as are ordinarily carried by similar businesses, but in no event shall casualty insurance coverage be in an amount less than the replacement value of the physical assets of the Borrower. In the event of acquisition of additional assets or incurrence of additional risks of any nature, the Borrower shall cause such insurance coverage to be increased or amended in such manner and to such extent as prudent business judgment would dictate. In the case of all policies insuring property in which the Bank shall have a security interest of any kind whatsoever, all insurance policies shall provide that the loss payable thereunder shall be payable to the Borrower and the Bank, as their respective interests may appear. Borrower shall provide an insurance certificate to the Bank annually specifying such coverage. Said policies shall contain provisions that no such insurance may be canceled or decreased without thirty (30) days prior written notice to the Bank.

     8.4. Access to Collateral. Permit the Bank, through its authorized attorneys, accountants and representatives, to examine the Collateral and the books, accounts, records, computer tapes and discs, ledgers and assets of every kind and description of the Borrower and its Subsidiaries at all reasonable times, and at the Borrower's expense, at least annually, but no more frequently than quarterly, except in the Event of Default in which event the Bank's access shall be unlimited, permit the Bank to audit such records and to send a request to account debtors for verifications of Receivables.

     8.5. Notices. Promptly notify the Bank of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default; notify the Bank at least ten (10) days prior to the filing by the Borrower or any of its Subsidiaries of a petition for relief under any bankruptcy or insolvency law; and promptly inform the Bank of any events or changes in the business, properties or condition, financial or otherwise of the Borrower, which individually or cumulatively when viewed in light of prior financial statements, may result in a material adverse change in the financial condition of the Borrower.

     8.6. Corporate Qualification. Maintain in good standing its corporate existence in its state of incorporation and its status as a foreign corporation qualified to do business in those jurisdictions where the Borrower and its Subsidiaries are or may later be qualified, except for changes based upon
Borrower or its Subsidiaries no longer transacting business in certain jurisdictions, in which event Borrower shall notify the Bank within thirty (30) days of the expirations of such qualification.

     8.7. ERISA. If the Borrower or any Subsidiary shall now or hereafter maintain an employee benefit plan covered by Section 402l(a) of ERISA, relating to plan termination insurance, the Borrower shall: (a) furnish the Bank a copy of each annual report, together with any schedules or other attachments thereto, required to be filed with the Secretary of Labor or any other governmental official pursuant to ERISA; (b) furnish the Bank a copy of any notice of a reportable event required to be furnished to the Pension Benefit Guaranty Corporation ("PBGC") or other governmental agency; (c) notify the Bank of the filing of the notice with the PBGC pursuant to Section 4041 of ERISA that the plan is to be terminated; and (d) notify the Bank of the institution of any proceedings by the PBGC under Section 4042 of ERISA promptly after the filing of such reports or notices or institution of such proceedings.

     8.8. Governmental Contracts. Notify the Bank immediately if any Receivables in any instance in excess of $25,000.00, arise out of contracts between Borrower and the United States or any department, agency or instrumentality thereof and, after request by the Bank, execute any instruments and take any steps to perfect the assignment of the rights of the Borrower to the Bank as required under the Federal Assignment of Claims Act or any similar act or regulation.

     8.9. Names and Addresses. Notify the Bank within fifteen (15) days prior to
(i) the use of any new "trade names"; or (ii) any change in the address of the chief executive office and/or chief place of business of the Borrower or the location of any Collateral or of any records pertaining to the Receivables.

     8.10. Receivables. At such regular intervals as the Bank may hereafter reasonably determine (but not more often than monthly), the Borrower shall provide the Bank, at its request, with the following information and documents concerning Receivables: confirmatory assignment schedules; copies of all invoices relating to the Receivable; evidence of shipment or delivery of Inventory; and, such further information and/or schedules as the Bank may reasonably require, all in form satisfactory to the Bank.

     8.11. Records. Keep complete and accurate books and records with respect to the business of the Borrower and its Subsidiaries and the Collateral, consistent with good business practice including current stock, cost and sales records of Inventory, accurately itemizing and describing the kinds and types and quantities of Inventory, and the cost and selling price thereof.

     8.12. Additional Assurances. At any time and from time to time upon request of the Bank, (i) execute and deliver to the Bank, in form and substance satisfactory to the Bank, any financing statements (including a copy of an executed financing statement or this Agreement, which shall be sufficient as a financing statement) and instruments of assignment as the Bank shall deem necessary or desirable to perfect, preserve or enforce the Bank's security interest hereunder, (ii) cause any chattel paper included in the Receivables to be delivered to the Bank or its designated agent, and (iii) cause an appropriate legend referring to the Bank's security interest hereunder to be placed on such chattel paper and ledgers and records relating to the Receivables.

     8.13. Indemnification. Indemnify and hold the Bank harmless from any claim or claims for injury or damage to persons or property which may arise in or on or about the premises of the Borrower.

     8.14. [RESERVED]

     8.15. Laws. Comply in all material respects with all applicable Laws and regulations, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction over the Borrower, the Borrower's Subsidiaries, or their operations or assets.

     8.16. Taxes. Pay or deposit promptly when due all sales, use, excise, real and personal property, income, withholding, corporate, franchise and other taxes, assessments and governmental charges upon or relating to its ownership or use of any of the Collateral or its income, or the operation of its business or otherwise, for which the Borrower is or may be liable, unless the Borrower is contesting the payment of such taxes in good faith diligently pursued and has set aside an adequate reserve on its books therefor.

     8.17. Banking. Maintain its principal checking and business accounts at the Bank and use the Bank as its principal depository.

     9. EVENTS OF DEFAULT AND ACCELERATION

     9.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

          (a) Nonpayment of any installment of principal and/or interest and/or any other sum due under the Line of Credit Note, this Agreement or any other Obligations when the same shall become due and payable and such nonpayment shall have continued for more than five (5) days;

          (b) The Borrower shall fail to observe or perform any other covenant or agreement to be observed or performed by the Borrower hereunder or under any agreement, note or instrument heretofore, now or hereafter executed by the Borrower in favor of or assigned to the Bank and such failure shall continue for thirty (30) days after (i) notice of such failure from the Bank or (ii) the Bank is notified of such failure or should have been notified pursuant to Section 8.5 hereof, whichever is earlier;

          (c) The cancellation, lapse, or termination of any insurance coverage required to be maintained by the Borrower under this Agreement;

          (d) A default under any document, agreement or instrument now or hereafter evidencing or securing any other Obligation or Indebtedness of the Borrower now existing or hereafter arising in an amount of $75,000.00 or more;

          (e) A default under any document, agreement or instrument evidencing any obligation or indebtedness secured in whole or in part by any or all of the Collateral;

          (f) Breach of, or the proving false or misleading in any material respect of any representation or warranty now or hereafter made to the Bank by, on behalf of, or for the benefit of the Borrower or the Guarantor, or contained in:

               (i) this Agreement, the Line of Credit Note, the Guaranty Agreement, and the Subordination Agreements;

               (ii) any loan application, statement, financial statement, certificate or other document, agreement or instrument furnished, signed or executed in connection herewith by, on behalf of, or for the benefit of the Borrower;

          (g) (i) The insolvency or inability of the Borrower, the Guarantor, or any other person, corporation or entity now or hereafter liable, absolutely or contingently, for the whole or any part of the Note (hereinafter referred to as "Other Liable Party") to pay its respective debts as they mature, or the appointment of a receiver, trustee, custodian or other fiduciary, for, or for any of the property of, or an assignment for the benefit of creditors by, or the making of or entering into a trust mortgage or deed or other instrument or similar import for the benefit of creditors by the Borrower, the Guarantor, or any Other Liable Party; or the convening of a meeting of the creditors, or the selection of a committee representing the creditors of the Borrower, the Guarantor, or any Other Liable Party; or

               (ii) The filing of a petition, complaint, motion or other pleading seeking any relief under any receivership, insolvency, or debtor relief law, or seeking any readjustment of indebtedness, reorganization, composition, extension of any similar type of relief, or the filing of a petition, complaint, or motion under any chapter of the Federal Bankruptcy Code, as the same now exists or may hereafter be amended (the "Code"), by the Borrower, the Guarantor or any Other Liable Party; or

               (iii) The filing of a petition, complaint, motion or other pleading seeking any relief under any receivership, insolvency, or debtor relief law, or under any chapter of the Code, or seeking any readjustment of indebtedness, reorganization, composition, extension or any similar type of relief, or the entry of any order for relief under any chapter of the Code, against the Borrower, the Guarantor or any Other Liable Party;

     Provided, however, that if the Borrower shall immediately notify the Bank in writing of the filing of any petition, complaint, motion or other pleading against the Borrower, the Guarantor or any Other Liable Party referred to in the above paragraph (iii), and shall provide evidence satisfactory to the Bank that the Borrower, the Guarantor or such Other Liable Party, as the case may be, has in good faith and within ten (10) days after the filing of any such petition, complaint, motion or other pleading filed an answer thereto contesting same, then there shall be no Event of Default under the above subparagraph (iii) until the earliest of (1) the entry of an order for relief or a judgment under any proceedings referred to in such subparagraph (iii), the appointment of a receiver in any such proceeding or (3) the expiration of a period of sixty (60) days at the end of which such petition, complaint, motion or other pleading remains undismissed; or

               (iv) The entry of any judgment against, or the attachment or garnishment of any of the property, goods or credits of, the Borrower, the Guarantor or any Other Liable Party which remains unpaid, unstayed, undismissed or unbonded for a period of thirty (30) days; or if any foreclosure is instituted (by judicial proceedings, by publication of notice pursuant to a power of sale or otherwise) against the Borrower under any mortgage or security agreement given by the Borrower and remains undismissed or not terminated for a period of thirty (30) days; or

               (v) The dissolution, liquidation or termination of existence of the Borrower, the Guarantor or any Other Liable Party (including death or disability, if the Borrower, the Guarantor or any Other Liable Party is an individual);

          (h) Any material adverse change in the financial condition of the Borrower, the Guarantor or any Other Liable Party;

          (i) The occurrence of any event or circumstance with respect to the Guarantor or any Other Liable Party such that the Bank reasonably deems itself insecure;

          (j) A change of control of the Borrower;

          (k) The Guaranty Agreement shall cease to be in full force and effect or the Guarantor shall so assert in writing or a default shall occur under the Guaranty Agreement; or

          (l) The failure of the Borrower to deliver the Subordination Agreement of O'Donnell in form reasonably satisfactory to the Bank within sixty (60) days from the date hereof.

     9.2. Acceleration. Immediately and without notice upon the occurrence of an Event of Default specified in Section 9.1, at the option of the Bank, all Obligations, whether hereunder or otherwise, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor. The Bank's failure to exercise such option shall not constitute a waiver of the right to exercise it at any other time.

     10. RIGHTS AND REMEDIES

     10.1. Remedies. Upon an Event of Default and at any time thereafter during the continuance of such Event of Default, the Bank shall have the right, in addition to its remedies under the Uniform Commercial Code as in force in the Commonwealth of Massachusetts, and the Bank and any officer or agent of the Bank is hereby constituted and appointed as true and lawful attorney-in-fact of the Borrower with power, exercisable only after an Event of Default has occurred and is continuing, to: (i) notify or require the Borrower to notify any and all account debtors that the Receivables have been assigned to the Bank and/or that the Bank has a security interest in the Receivables; (ii) endorse the name of the Borrower upon any notes, checks, acceptances, drafts, money orders or other instruments of payment (including payments to Borrower made under any policy of insurance or any tax refund) or Receivables that may come into possession of the Bank in full or part payment of any amount owing to the Bank; (iii) sign and endorse the name of the Borrower upon any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against an account debtor, assignment, verification and notice in connection with any Collateral and any instrument or document relating thereto or to rights of the Borrower therein;
(iv) send requests for verifications of Receivables to account debtors; and (v) sell, assign, sue for, collect or compromise payment of all or any part of the Collateral in the name of the Borrower or in its own name, or make any other disposition of Collateral, or any part thereof, which disposition may be for cash, credit or any combination thereof, and the Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such price against the Obligations; the Borrower granting to the Bank, as the attorney-in-fact of the Borrower, full power of substitution and full power to do any and all things necessary to be done in and about the premises as fully and effectually as the Borrower might or could do but for this appointment, and hereby ratifying all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof and consistent with the provisions hereof. Neither the Bank nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact other than for acts of willful misconduct or gross negligence. This power of attorney is coupled with an interest and shall be irrevocable during the term of this Agreement and so long as any Obligations shall remain outstanding.

     10.2. Set-off. The Bank shall have a right to set-off, without notice to the Borrower, any and all deposits or other sums at any time or times credited by or due from the Bank to the Borrower.

     10.3. Remedies Cumulative. The Bank shall have with respect to the Collateral, in addition to any other rights and remedies contained in this Agreement, and any other agreements, guarantees, notes, instruments and documents, now or at any time or times hereafter executed by the Borrower and delivered to the Bank, all of the rights and remedies of a secured party under the Uniform Commercial Code in force in the Commonwealth of Massachusetts, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law.

     10.4. The Borrower's Waiver. In the event the Bank seeks to take possession of any or all of the Collateral by court process, the Borrower hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover with respect thereto.

     10.5. Miscellaneous. Any notice required to be given by the Bank of a sale or other disposition or other intended action by the Bank with respect to any disposition of any of the Collateral, or otherwise, made to the Borrower in accordance with the terms of this Agreement at least ten (10) days prior to such proposed action, shall constitute fair and reasonable notice to the Borrower of any such action. The net proceeds realized by the Bank upon any such sale or other disposition, after deduction of the expenses of retaking, holding, preparing for sale, selling or the like and reasonable attorneys' fees and any other expenses incurred by the Bank, shall be applied toward satisfaction of the Obligations hereunder. The Bank shall account to the Borrower for any surplus realized upon such sale or other disposition and the Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, shall not affect the security interest of the Bank in the Collateral until the Obligations hereunder or any judgment therefor are fully paid.

     10.6. Insurance. If the Borrower shall at any time or times hereafter fail to obtain and maintain any of the policies of insurance required under Section
8.3 hereof, or fail to pay any premium in whole or in part relating to any such policies, the Bank may, but shall not be obligated to, obtain and/or cause such insurance to be maintained, including, at the Bank's option, the coverage provided by all or any of the policies of the Borrower and pay all or any part of the premium thereunder, without waiving any Event of Default by the Borrower, and any sums so disbursed by the Bank shall be additional Obligations of the Borrower to the Bank payable on demand. Upon the occurrence and the continuation of an Event of Default, the Bank shall have the right to settle and compromise any and all claims affecting the Collateral and arising under any of the policies required to be maintained by the Borrower hereunder, to demand, receive and receipt for all monies payable thereunder, and to execute in the name of the Borrower or the Bank or both any proof of loss, notice or other instruments in connection with such policies or any loss thereunder.

     11. GENERAL PROVISIONS

     11.l. No Waiver. The failure of the Bank at any time or times hereunder to require strict performance by the Borrower of any of the provisions, warranties, terms and conditions contained in this Agreement or in any other agreement, guaranty, note, instrument or document now or at any time or times hereafter executed by the Borrower and delivered to the Bank shall not waive, affect or diminish any right of the Bank at any time or times hereafter to demand strict performance thereof; and no rights of the Bank hereunder shall be deemed to have been waived by any act or knowledge of the Bank, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer of the Bank and directed to the Borrower specifying such waiver. Except to extent expressly set forth in writing, no waiver by the Bank of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

         11.2. Notices. Any demand or notice required or permitted to be given hereunder shall be deemed effective (i) when deposited in the United States mail, and, except as otherwise provided in Section 2.5 hereof, sent by certified mail, return receipt requested, postage prepaid, or (ii) within one (1) business day after delivery to a nationally recognized courier service, in either case addressed to the Bank at the Bank's Address or to the Borrower at the Borrower's Address (and if to the Borrower with a copy to Sherman A. Cohen, Esq., Arnall Golden & Gregory, LLP, 2800 One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3450, telecopier number (404) 873-8631), as applicable, or to such other address as may be provided by the party to be notified on ten
(10) days' prior notice to the other party.

     11.3. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in writing signed by or on behalf of the parties hereto.

     11.4. Interest Rate Limitation. Anything to the contrary herein or in the Line of Credit Note notwithstanding, in no event shall the amount of interest payable with respect to the outstanding principal balance of the Obligations, together with all other charges which are required to be treated as interest under applicable usury Laws, exceed the amount of interest allowable by such Laws. Any change in the applicable Laws or the maximum rate thereunder shall be effective as to the determination of the amount of allowable interest as of the effective date of such change. In the event that any sum is collected in excess of the applicable allowable rate, the excess amount collected shall be applied to reduce the principal debt.

     11.5. Construction of Agreement. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws; should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

     11.6. Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Bank and the Borrower, provided, however, the Borrower may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent to the Bank. The Bank, may from time to time, without notice to the Borrower, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or the security therefor. In such event, each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations and/or such security shall have the right to enforce this Agreement, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such right.

     11.7. Governing Law. This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the Commonwealth of Massachusetts and shall in all respects be governed, construed, applied and enforced in accordance with the Laws of said State applicable to contracts executed, delivered and to be performed therein.

     11.8. Legal Actions. The Borrower, to the extent it may lawfully do so, as to any legal action or proceeding arising out of or based upon this Agreement,
(i) hereby submits to the jurisdiction of, and waives all objections to venue in, the federal or state courts sitting within the Commonwealth of Massachusetts and any court from which an appeal might be taken from such courts, and (ii) WAIVES TRIAL BY JURY.

     11.9. Attorney's Fees. If, prior hereto and/or at any time or times hereafter, the Bank shall employ counsel in connection with the preparation of this Agreement, the execution and consummation of the transactions contemplated by this Agreement, the preparation and review of amendments to this Agreement or of waivers or consents incident to this Agreement, or to enforce any of the Bank's rights with respect to the Obligations, all of the reasonable attorneys' fees arising from such services, and any expenses, costs or charges relating thereto, shall be payable by the Borrower upon the Bank's demand.

     11.10. Joint and Several Liability. All obligations of Simione Central Holdings, Inc., Simione Central National, LLC, and Simione Central Consulting, Inc. hereunder shall be joint and several. Simione Central Holdings, Inc., Simione Central National, LLC, and Simione Central Consulting, Inc. acknowledge that the Loan and any advances hereunder shall inure to the benefit of all of them. The Obligations shall be deemed to include all joint or individual indebtedness or obligations, contingent or otherwise, of each of Simione Central Holdings, Inc., Simione Central National, LLC, and Simione Central Consulting, Inc. owed to the Bank, which Obligations shall all be secured by the Collateral described herein.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Borrower and the Bank have executed this Loan and Security Agreement, as a sealed instrument, on the date first above written.

WITNESS:                            Simione Central Holdings, Inc.


_________________________           _______________________________________
                                    By: R. Bruce Dewey, President


                                    Simione Central Consulting, Inc.


_________________________           _______________________________________
                                    By: R. Bruce Dewey, Vice President


                                    Simione Central National, LLC

                                    By: SC Holding, Inc., a Georgia corporation,
                                        its sole member and manager


_________________________               ___________________________________
                                        By: R. Bruce Dewey, President


                                    Wainwright Bank & Trust Company


_________________________           _______________________________________
                                    By: Michael F. Lindberg,
                                        Senior Vice President

                                STATE OF GEORGIA

_______________,ss                                                 July 10, 2000

          Then personally appeared R. Bruce Dewey, as President of Simione Central Holdings, Inc., as Vice President of Simione Central Consulting, Inc., and as President of SC Holding, Inc, sole member and manager of Simione Central National, LLC, as aforesaid, and acknowledged the foregoing instrument by him executed to be his free act and deed and the free act and deed of Simione Central Holdings, Inc, Simione Central Consulting, Inc., and SC Holding, Inc., as sole member and Manager of Simione Central National, LLC, before me



                                     _____________________________________
                                     Notary Public:

                                     My Commission Expires:

                                  EXHIBIT INDEX


Exhibit 1.19                Line of Credit Note

Exhibit 1.25                Equipment Leases

Exhibit 6.1                 Names, Tradenames and Addresses

Exhibit 6.15                Subsidiaries

Exhibit 6.7                 Indebtedness

                                  Exhibit 1.19
                                  ------------

                               LINE OF CREDIT NOTE
                               -------------------

$6,000,000.00                                              Boston, Massachusetts
                                                           July 10, 2000

     FOR VALUE RECEIVED, Simione Central Holdings, Inc., a Delaware corporation, Simione Central National, LLC, a Georgia limited liability company, and Simione Central Consulting, Inc., a Georgia corporation, each having a principal place of business at 6600 Powers Ferry Road, Atlanta, Georgia 30339 (hereinafter collectively referred to as the "Borrower"), promises to pay to the order of WAINWRIGHT BANK & TRUST COMPANY, a Massachusetts banking corporation (together with any subsequent holders of this Note, the "Bank"), at its office at 63 Franklin Street, Boston, Massachusetts, 02110, or at such other place as the Bank may from time to time designate in writing, the principal sum of Six Million and 00/100 Dollars ($6,000,000.00), or such lesser principal amount as shall have been advanced to the Borrower and be outstanding, as provided in the Loan and Security Agreement of even date herewith, together with interest, in arrears, from the date hereof on the unpaid principal balance from time to time outstanding at a rate per annum equal to the rate announced by the Bank as its "prime rate" of interest (the "Prime Rate"). Such interest rate shall change on the effective date of each change in the Prime Rate.

     Interest only shall be payable monthly on the first business day (as provided in the Loan and Security Agreement) of each month, computed on the daily average outstanding principal balance of this Note as of the end of the preceding month, and shall be payable each and every month so long as any amounts remain outstanding hereunder.

     All outstanding principal and accrued and unpaid interest thereon shall be paid to the Bank on the termination date as set forth in Section 2.5 of the Loan and Security Agreement, except in the Event of Default (as set forth in the Loan and Security Agreement), in which event all outstanding principal and accrued and unpaid interest thereon shall be immediately due and payable after the expirations of any applicable grace periods set forth in the Loan and Security Agreement.

     This Note may be prepaid in the manner set forth in the Loan and Security Agreement.

     All payments hereunder shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed, including any time extended by reason of Saturdays, Sundays and Holidays.

     The Borrower will pay on demand all costs and expenses, including reasonable attorney's fees, incurred or paid by the Bank in enforcing or collecting any of the obligations of the Borrower hereunder or under any of the Loan Documents as hereinafter defined.

     This Note, is executed pursuant to, and is subject to all of the terms and conditions of a Loan and Security Agreement dated of even date herewith (as amended from time to time, the "Loan and Security Agreement") between the Borrower and the Bank and is secured, inter alia, by: (i) the Loan and Security Agreement and Financing Statements from the Borrower with respect to the assets described therein; (ii) Guaranty of Mestek, Inc. dated as of the date hereof; and (iii) various other documents, agreements and instruments (collectively referred to as the "Loan Documents").

     All deposits or other sums at any time credited by or due from the Bank to the Borrower or to any endorser or guarantor of the within Note, and all cash, securities, instruments, or other property of the Borrower or of such endorser or guarantor in the possession of the Bank (whether for safekeeping, or otherwise), shall at all times constitute security for the within Note and for any and all liabilities of the Borrower to the Bank including, without limitation, the liability evidenced hereby, and may be applied or set off by the Bank against such liabilities at any time whether or not such liabilities are then due or other collateral is then available to the Bank.

     All notices required or permitted to be given hereunder shall be in writing and shall be effective when mailed, postage prepaid, by registered or certified mail, addressed in the case of the Borrower to it at 6600 Powers Ferry Road, Atlanta, Georgia 30339, and in the case of the Bank to it at 63 Franklin Street, Boston, Massachusetts, 02110, Attention: Michael F. Lindberg, Senior Vice President, or to such other address as either the Borrower or the Bank may from time to time specify by like notice.

     All of the provisions of this Note shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns. This Note shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     The Borrower and every endorser and guarantor hereof hereby consents to any extension of time of payment hereof, release of all or any part of the security for the payment hereof, or release of any party liable for this obligation, and waives presentment for payment, demand, protest and notice of dishonor. Any such extension or release may be made without notice to the Borrower and without discharging its liability.

     All obligations of Simione Central Holdings, Inc., Simione Central National, LLC, and Simione Central Consulting, Inc. hereunder shall be joint and several. Simione Central Holdings, Inc., Simione Central National, LLC, and Simione Central Consulting, Inc. acknowledge that any advances hereunder shall inure to the benefit of all of them.

     THE BORROWER AGREES NOT TO SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP
BETWEEN OR AMONG BORROWER AND THE BANK. THE BORROWER SHALL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE BORROWER; AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS NOT MADE ANY REPRESENTATIONS THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its corporate officer, hereunto duly authorized, under seal, on the date first above written.

WITNESS:                          Simione Central Holdings, Inc.


__________________________        ________________________________________
                                  By: R. Bruce Dewey, its President


                                  Simione Central Consulting, Inc.


__________________________        ________________________________________
                                  By: R. Bruce Dewey, its Vice President


                                  Simione Central National, LLC

                                  By: SC Holding, Inc., a Georgia corporation,
                                      its sole member and Manager


___________________________           ____________________________________
                                      By: R. Bruce Dewey, President

                                STATE OF GEORGIA

_______________,ss                                                 July 10, 2000

     Then personally appeared R. Bruce Dewey, as President of Simione Central Holdings, Inc., as Vice President of Simione Central Consulting, Inc., and as President of SC Holding, Inc, sole member and manager of Simione Central National, LLC, as aforesaid, and acknowledged the foregoing instrument by him executed to be his free act and deed and the free act and deed of Simione Central Holdings, Inc, Simione Central Consulting, Inc., and SC Holding, Inc., as sole member and Manager of Simione Central National, LLC, before me



                                      ____________________________________
                                      Notary Public:

                                      My Commission Expires:

                                  Exhibit 1.25
                                  ------------

                                Equipment Leases
                                ----------------

                                  Exhibit 6.1
                                  -----------

                              Names and Tradenames
                              --------------------

                                    Addresses
                                    ---------

                                Atlanta, Georgia
                             Pompano Beach, Florida
                                 Duluth, Georgia
                               Hamden, Connecticut
                           East Brunswick, New Jersey
                           Westborough, Massachusetts
                            Pittsburgh, Pennsylvania
                             Pleasanton, California
                                 Stafford, Texas

                                  Exhibit 6.15
                                  ------------

                                  Subsidiaries
                                  ------------


1.      Simione Central National, LLC, a Georgia limited liability company

2.      Simione Central Consulting, Inc., a Georgia corporation

3.      SC Holding, Inc., a Georgia corporation

4.      Script Systems, Inc., a New Jersey corporation

5.      Simione Central, Inc., a Georgia corporation

                                  Exhibit 6.7
                                  -----------
                                  Indebtedness
                                  ------------


1.   $6,000,000  loan  from  John  E.  Reed extended on June 12, 2000

2.   Loan from Silicon Valley Bank, to be paid off at Closing

3.   Loan from Mestek, Inc. on May 5, 2000, to be paid off at Closing

4. Indebtedness to IBM described in Form 10-Q of Simione Central Holdings, Inc. ("SCHI") filed with the SEC for the period ended March 31, 2000

5. Promissory Note dated November 19, 1999 in the principal amount of $250,000 from SCHI to David O. Ellis, to be paid off at Closing

6. Promissory Note dated November 19, 1999 in the principal amount of $500,000 from SCHI to Barrett C. O'Donnell, including potential future conversion of this loan into a debt instrument convertible into preferred stock of SCHI on similar terms to the note held by John E. Reed referred to in #1 above